                                                                   EXHIBIT 10.10

                     LEASE AGREEMENT WITH PURCHASE OPTION
                     ------------------------------------


          THIS AGREEMENT, dated the 5th day of January, 1995, by and between SCOTT PETROLEUM CORPORATION, a Mississippi corporation, with offices in Itta Bena, Mississippi ("Lessor"), and GOLD KIST INC., a cooperative marketing association organized pursuant to the Georgia Cooperative Marketing Act with corporate offices in Atlanta, Georgia ("Lessee").

                             W I T N E S S E T H:

          Lessor, for and in consideration of the terms, covenants, and conditions herein contained, does hereby lease and demise to Lessee, and Lessee does hereby take from Lessor, upon and subject to the terms, covenants, and conditions herein contained, Lessor's interest in certain real property in various counties in the State of Mississippi (more particularly described in Exhibit A, attached hereto and incorporated herein by reference), together with all improvements thereon ("Premises") and all equipment thereon including, but not limited to the items specified in Exhibit B, attached hereto and incorporated herein by reference (the "Equipment") (Premises and Equipment referred to collectively as the "Facilities").

          TO HAVE AND TO HOLD the Premises at the rental and upon the terms, covenants and conditions herein contained and for the term set forth herein.

1.   Term - The term of the lease herein made shall be for ten (10) years,
     ----
     beginning on January 5, 1995, and ending on December 31, 2004, unless sooner terminated as provided herein.

2.   Rent - Lessee agrees to pay the Lessor as monthly rent for the leased
     ----
     Facilities the amount of $30,081 per month during the term of this lease. Said rent shall be payable in advance every month on or before the first day of each month.

3.   Lessor's Mortgage - The Facilities are encumbered by a first priority deed
     -----------------
     of trust in favor of Mark G. Loften as trustee for the benefit of The Equitable Life Assurance Society of the United States as the same has been modified (the "Mortgage"). If Lessor fails to make any payment due on the Mortgage, Lessee may make such payment and any penalty on behalf of Lessor and reduce the rentals due hereunder by the amount so paid. In addition Lessee, after making two or more payments within any twelve-month period on the Mortgage pursuant to this paragraph may exercise immediately the Purchase Option specified in paragraph 24 and prepay the Mortgage according to its terms and reduce the Purchase Price under the Purchase Option by the amount so paid.

4.   Competition - Each of the shareholders, officers and directors of Lessor
     -----------
     hereby agrees that they shall not engage, directly or indirectly, in the financing, management, or operation of a fertilizer business within a radius of one hundred twenty (120) miles from Indianola, for a period of three (3) years after the commencement date of the Lease. Should there be a breach by any of the shareholders, officers or directors of the covenants hereunder and should Lessee be required to enforce the covenants herein by legal action, Lessee shall be entitled to recover, in addition to all other remedies available to Lessee at law or at equity, all attorneys' fees and court costs incurred by Lessee in requiring compliance with the terms and obligations of this paragraph. Any action for breach of this Paragraph shall be against the breaching party only.

5.   Taxes - Lessee shall pay or cause to be paid all city, county, and state
     -----
     property taxes, charges and assessments levied and assessed against the Facilities and any personal property of Lessee on the Premises. If Lessee fails to pay taxes and assessments as they become due, so that in Lessor's judgment its property interest in the Facilities is jeopardized and Lessee continues in such a failure after being requested by Lessor to pay the same, Lessor shall have the right to pay such taxes and assessments, and to add such payment amount together with interest thereon to any installment of rent thereafter payable hereunder.

6.   Services and Utilities - Lessee shall pay for all charges for the provision
     ----------------------
     of all utilities serving the leased Premises and incurred by Lessee in connection with its use of the Facilities, including, but not limited to, gas, electricity, and water.

7.   Quiet Possession - Lessor warrants and represents that Lessor is presently
     ----------------
     vested with good and marketable title to the Premises and the Equipment and covenants and agrees that Lessee, upon paying the said rental and observing the covenants and conditions contained herein, shall have quiet possession of the Facilities for the term of the lease.

8.   Use of the Facilities - The Premises shall be used and occupied by Lessee
     ---------------------
     as a fertilizer and crop protection chemical blending, handling, storage and distribution facility and for other legal purposes. Lessee shall comply with all laws, ordinances, rules and regulations concerning the Facilities and its use thereof, and shall be obligated to comply with any law that requires any alteration, maintenance, or restoration of the Facilities as a result of the Lessee's particular and specific use of the Facilities. Lessee shall not use or permit the use of the Facilities in any manner that will tend to create waste or a nuisance.

9.   Removal of Fuel Tanks at Indianola - Lessor has placed on the Indianola
     ----------------------------------
     property tanks and related piping, diking and other fixtures for the storage of fuel (the "Tanks"). Lessor, at its sole cost and expense has agreed to remove the Tanks and remediate the site as may be required. All such work shall be completed on or before March 1, 1995. So long as remediation has begun and is being diligently pursued, Scott may extend the time for remediation until June 1 ,1995. All remediation work shall meet the requirements of the Mississippi Department of Environmental Quality. Lessor hereby indemnifies and holds harmless Lessee, its successors and assigns from any and all utilities, costs, damages, and/or expenses caused by the Tanks and/or their removal and/or the site remediation.

10.  Condition of Facilities - Except for the Tanks as discussed in Paragraph 9
     -----------------------
     above and except for the warranties made by Lessor in the Agreement of Sale dated May 8, 1992, between and among the parties hereto and FarmKist Enterprises, Lessee has examined the leased Facilities and accepts them in their present condition without any representations on the part of Lessor or its agents as to the present or future condition or as to the suitability of the Facilities for Lessee's use thereof. Lessee accepts the Facilities subject to all applicable municipal, county and state laws, zoning ordinances and regulations governing and regulating the Facilities and subject to all matters disclosed pursuant to the terms of this agreement and any exhibits attached hereto.

11.  Repair and Maintenance - Except for damage caused by acts of Lessor, its
     ----------------------
     agents, employees or invitees, Lessee at its expense shall keep in good order, condition and repair the Facilities and all structures and portions thereof and shall make any and all necessary repairs to same within a reasonable time after receipt of written notice from Lessor of the need for such repairs. In the event Lessee fails to perform its obligations hereunder, Lessor may at its option come in or upon the Premises after ten days' prior written notice to Lessee and put the same in good order, condition, maintenance and repair, and the costs thereof together with interest thereon shall be due and payable immediately or as additional rent to Lessor with Lessee's next rental installment.

12.  Removal and Substitution of Equipment - If Lessee, in its sole discretion,
     -------------------------------------
     determines that any item(s) of Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable, inappropriate or unnecessary for its purposes at any time, Lessee may remove such items from the Premises and sell, trade in, or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Lessor therefor. If Lessee elects to substitute and install (if appropriate) other machinery, equipment and related property or none of such machinery, equipment or related property shall not be subject to this Agreement. The removal from the Facilities of any portion of the Equipment pursuant to the provisions of this Paragraph shall not entitle Lessee to any diminution in or postponement or abatement of the rents payable hereunder nor to any reduction in the purchase price if Lessee elects to exercise the purchase option specified in Paragraph 24.

13.  Additions and Alterations - Lessee may make all such changes, alterations,
     -------------------------
     additions, or improvements in or to the Premises as it may deem necessary, suitable or desirable. Lessee shall make all such changes, alterations and improvements in compliance with law and in a good and workmanlike manner without impairing the structural soundness of the Premises or any structures located thereon. Unless the Premises are sold to Lessee pursuant to paragraph 24 of this agreement, Lessor shall, at the termination of this agreement, have the option to require Lessee to remove any and all changes, alterations, additions and improvements in and to the Premises and restore the Premises to the condition as existed upon Lessee's occupancy of the Premises. Unless Lessor requires their removal, all changes, alterations, additions, and improvements placed upon the Premises shall become the property of Lessor and shall remain upon and be surrendered with the Premises at the termination of this agreement.

14.  Condemnation - If the Facilities or any portion thereof are taken under the
     ------------
     power of eminent domain, condemned for a temporary or permanent public or quasi-public use, or sold under the threat of the exercise of said power, Lessee may, at Lessee's option, to be exercised in writing to Lessor, exercise the Purchase Option specified in Paragraph 24. If Lessee does not exercise the Purchase Option, this Lease shall remain in full force and effect as to the portion of the Facilities remaining, with no reduction in rent or the Purchase Price. Any award for the taking of the fee for the Premises for the purposes hereunder shall be the property of Lessee, and Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property.

15.  Damage or Destruction - In the event of damage to or destruction of the
     ---------------------
     Premises by fire or any other casualty, whether covered by an insurance policy required to be maintained hereunder or not, during the term of this Lease or in the event of such a partial destruction thereof as to render the Premises wholly untenantable or unfit for occupancy, or should the Premises be so badly injured that the same cannot be repaired within thirty
     (30) days from the happening of such injury, then and in such case, Lessee may exercise the Purchase Option immediately. If Lessee does not exercise the Purchase Option, this Lease shall remain in full force and effect with no reduction in rent or in the Purchase Price. Insurance proceeds paid because of fire, damage or destruction shall be payable as provided in Paragraph 19. Lessee shall promptly notify Lessor in case of fire or other damage or destruction to the Premises.

16.  Liens - Lessee shall pay, when due, all claims for labor or materials
     -----
     furnished or alleged to have been furnished to or for Lessee at or for the use in the Premises for construction or other purposes done by Lessee or caused to be done by Lessee on the Premises. Lessee shall keep the Premises free and clear of all liens resulting from construction or repair work done by or for the Lessee or resulting from Lessee's occupancy or use of the Premises. If Lessee shall, in good faith, contest the validity of any such lien, claim, or demand, Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall provide to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessee shall pay Lessor's attorneys fees and costs in participating in such action.

     So long as Lessee is not in default hereunder, Lessor shall not cause or permit any liens of any nature (excluding the Mortgage) be levied against the Facilities or any portion thereof. Lessor shall satisfy or otherwise remove with five days any lien placed on Facilities or any portion thereof which lien arises through Lessor. If Lessor fails to keep the Facilities free and clear of liens as specified herein, Lessee may after notice to Lessor pay any and all such liens and reduce the rent due hereunder by the sum of such amount paid plus Lessee's costs in satisfying such liens, including but not limited to, actual attorneys' fees.

17.  Indemnity - Lessee shall indemnify and hold Lessor harmless from and
     ---------
     against any and all claims arising from Lessee's use and occupancy of the Facilities, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere, and shall further indemnify and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease or arising from the negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Lessor by reason of any claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risks of damage to property or injury to persons, in, upon, or about the Facilities arising from any cause, and Lessee hereby waives all claims in respect thereof against Lessor. The indemnity obligations of this paragraph shall not apply to damages directly resulting from the negligence or intentional acts of Lessor, its agents, servants, or employees.

18.  Exemption of Lessor from Liability - Lessee hereby agrees that Lessor shall
     ----------------------------------
     not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, inventory, equipment, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for any injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon portions of the building on the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.

19.  Insurance - Lessee shall obtain and keep in force a policy of standard fire
     ---------
     and comprehensive hazard insurance covering loss of or damage to the Premises leased. Pursuant to the terms of the Mortgage, The Equitable Life Assurance

     Society of the United States shall be designated as a "loss payee" on such policies of fire and comprehensive hazard insurance relating to the property described on Exhibit A as the liquid fertilizer terminal (Greenville) and the dry fertilizer terminal (Greenville), and such loss payee clause shall continue throughout the term of this Lease, or until the Mortgage is satisfied and cancelled, whichever occurs first. Lessor hereby assigns to Lessee any proceeds from insurance which may be made available to Lessor by the Grantee under the Mortgage. Lessee shall obtain and keep in force all insurance which it deems necessary for protection against loss of or damage to any of its property situated in or about the leased Premises. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a policy of general and public liability insurance insuring Lessor and Lessee against any liability for personal injury and property damage arising out of the use, occupation or maintenance of the Premises and all areas appurtenant thereto by Lessee. Such policy shall contain provisions insuring performance by Lessee of the indemnity provisions of Paragraph 16 hereof.

20.  Assignment and Subletting - Lessee may assign, transfer, mortgage, sublet,
     -------------------------
     or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises leased hereunder upon written notice to Lessor. No subletting or assignment shall release Lessee of Lessee's obligations or alter the primary liability of Lessee to pay the rent and to perform all other obligations of the Lessee hereunder. Lessor may not assign, transfer, mortgage, sublet or otherwise transfer or encumber its interest in this Lease or in the Facilities whether by operation of law or otherwise.

21.  Default -
     -------

     a. The occurrence of any one or more of the following events shall constitute a default by Lessee:

          1)   The vacating or abandonment of the Premises by Lessee.
          2) The failure by Lessee to pay rent when due, if the failure continues for fifteen days after notice has been given to Lessee.
          3) The failure of Lessee to perform any other provisions, covenants or conditions of this Lease required of Lessee if such a failure to perform is not cured within twenty (20) days; Lessee shall not be in default of this Lease if Lessee commences to cure the default within the 20-day period and thereafter diligently and in good faith prosecutes such cure to completion. Lessor shall be in default upon failure to perform obligations required of Lessor hereunder within a reasonable time, but in no event later than twenty (20) days after written notice by Lessee to Lessor specifying the failure to perform; provided, however, that if the default cannot reasonably be cured within twenty (20) days, Lessor shall not be in default of this Agreement if Lessor commences to cure the default within the twenty (20) day period and thereafter diligently and in good faith prosecutes such cure to completion.

     b. The occurrence of any one or more of the following events shall constitute a default by Lessor:

          1) Failure to make any payment on the Mortgage, if the failure continues for fifteen (15) days.
          2)   Failure to keep the Facilities or any portion thereof free and clear of all liens or encumbrances other than the Mortgage.
          3)   Failure to remove the fuel tanks at Indianola and/or remediate the soil and groundwater. So long as remediation has begun and is being diligently pursued, Scott may extend the time for remediation until June 1, 1995. All remediation work shall meet the requirements of the Mississippi Department of Environmental Quality.

22.  Remedies
     --------

     a. If Lessee is in default, Lessor may, at any time thereafter, with or without notice of demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

          1) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease Agreement shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default.

          2) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

          3) Perform at its own expense such obligation that Lessee fails to perform, the cost of which together with interest thereon shall be immediately payable or shall be due and payable as additional rent to Lessor with Lessee's next rental installment.

          4) Pursue any other remedy now or hereafter available to Lessor under applicable laws or judicial decisions.

     b.   In the event of a default by Lessor, Lessee may:

          1) Perform at its own expense such obligation that Lessor fails to perform and deduct the cost thereof from rent thereafter due.

          2)   May, at its option, immediately exercise the Purchase Option.

23.  Surrender of Premises - Upon expiration of the term of this lease or after
     ---------------------
     termination of this lease pursuant to the conditions hereunder, Lessee shall surrender to Lessor the Premises in good condition, except for ordinary wear and tear. Lessee shall remove all of its personal property within the above-stated time and shall perform all restoration and repairs made necessary by any such removal of changes, alterations, additions, improvements, trade fixtures or personal property.

24.  Option to Purchase
     ------------------

     (a) Lessee shall have the right and option, irrevocable during the term of this lease (the "Option"), to purchase the Facilities.

     (b) The Option may be exercised by Lessee on or after December 1, 2004 by giving written notice of its exercise to Lessor. In the event of exercise of the Option, the sale of the Premises shall be closed within six (6) months following termination of this lease, unless the closing is extended by mutual consent of the parties. Lessee shall remain in possession of the Premises during any such extension.

     (c) The purchase price for the Facilities shall be determined by the schedule attached as Exhibit C (the "Purchase Price").

     (d) The Purchase Price shall be reduced by the amount of all insurance proceeds paid during the term hereof to Equitable holder of the Mortgage, and by the amount of any liens against Lessor satisfied by Lessee for which a rental deduction was not made by Lessee.

     (e) Lessor agrees that Lessee and its servants, agents, employees and representatives shall have access to the Facilities during the term of the lease to conduct and commission any surveys, engineering studies, environmental audits, site studies, test borings, soil and sub-soil studies, water table and supply, and other investigations Lessee may deem necessary to conduct on the Premises. Lessee assumes all responsibilities for its acts, or the acts of its agents, servants, employees, contractors or representatives, in exercising its rights hereunder, and agrees to indemnify and hold Lessor harmless from and against any property damage, personal injury, or claim of lien against the Premises resulting from the activities permitted hereunder.

     (f) At closing, Lessor shall convey good and marketable title to the Facilities to Lessee by warranty deed subject to easements and restrictions of record;

          applicable zoning ordinances; current property taxes; and encroachments, overlaps, and boundary line disputes and such other matters as would be disclosed by a current survey and inspection of the property. Marketable title as provided herein, shall be such title as is acceptable to a title insurance company (licensed to conduct business in the state of Mississippi) for issuance of its owner's title policy at standard rates, subject to standard permitted exceptions and the exceptions set forth above.

     (g) In the event that there are defects in the title or matters of survey as to the Premises, not excepted as provided herein, at Lessee's option, Lessee shall have the right either (1) to rescind, at any time prior to the closing date, its exercise of the Option, and to be released from any further obligations to proceed with the final purchase of the Premises unless Lessor, at its expense, shall have cured such defects to the satisfaction of Lessee within a reasonable time after having received written notice of the defects from Lessee or (2) to cure such defects and deduct the cost thereof from the Purchase Price.

     (h) Lessor shall pay all transfer tax or documentary stamp taxes applicable to the transaction contemplated hereunder and for the preparation of the warranty deed to effect the transaction. Lessee shall pay the cost of recording all documents to be recorded. Each party shall pay its own attorneys fees. Applicable property taxes for the year in which the closing is effected shall be prorated as of the date of closing.

     (i) Closing shall be held at a time and place mutually agreed upon by Lessor and Lessee no later than 48 hours prior to the closing time and no later than the end of the term of this lease.

     (j) Each party warrants to the other that it has not dealt with any real estate agent, broker or finder with respect to this transaction and that it is not aware of any finder's fee or brokerage or real estate commission which will result from the execution of this agreement, the exercise of the Option, or the ultimate consummation of the purchase contemplated hereby. Any fee generated by or occasioned as a result of the breach of the warranty contained herein shall be borne by the breaching party.

25.  Surveys - The parties are entering into this Lease with Purchase Option
     -------
     without conducting surveys of the Premises. At its sole discretion and expense, Lessee may have surveys on the Premises done. If such surveys are prepared, the parties agree to modify the legal descriptions for the Premises to reflect the results of the surveys. Each party shall bear its own costs in preparing and executing such modification. No adjustment to the rent or the Purchase Price shall be made due to such surveys.

26.  Lessor's Adjacent Storage Tank Facility - Lessor owns a parcel of real
     ---------------------------------------
     property located adjacent to a part of the real property leased hereby known as the "Dry

     Fertilizer Terminal (Greenville)", and Lessor and Lessee recognize that it will be necessary for Lessor to construct a loading facility and install pipelines for the use of Lessor's storage tank facility. Lessee is evaluating the feasibility of construction of a railroad spur track on the Dry Fertilizer Terminal at Greenville, and Lessor might wish to use such spur track. Therefore, Lessor and Lessee agree:

          (a) That, after proper study and evaluation regarding the feasibility and location and other aspects of such improvements as Lessee shall deem appropriate, Lessor shall be granted an easement for the installation of an underground pipeline and a loading facility as may be reasonably necessary for the use of Lessor's storage tank facility, such easement to connect Lessor's storage tanks to the loading facility and extending westwardly to Lake Ferguson; but such easements for a pipeline and/or a loading facility shall not interfere with the normal operation of the dry terminal of Lessee nor create a hazard or unsafe condition by its operation in the midst of the operation of Lessee's terminal.

          (b) The cost of the installation and maintenance of any pipeline or loading facility of Lessor shall be paid by Lessor; and

          (c) To negotiate in good faith an agreement to share the benefits, costs, and obligations of a railroad spur track which is, or may be, located on the Dry Fertilizer Terminal in Greenville.

27.  Holding Over - If Lessee remains in possession of the Premises or any part
     ------------
     thereof after the termination of this Lease without the express written consent of the Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all of the terms hereof applicable to a month to month tenancy; provided, however, that there shall be no renewal of this Agreement by operation of law.

28.  Waiver - No waiver by either party of any provision hereof shall be deemed
     ------
     a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. A party's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act by the other party. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of the acceptance of such rent.

29.  Notice - Any notice, demand, request, consent, approval, or communication
     ------
     that either party desires or is required to give to the other party or to any other person shall be in writing and either served personally or sent by pre-paid, first-class mail. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth by the signatures on this lease. Either party may change its address by notifying the other party of the change of address with the same formality set forth above in this paragraph. Notice shall be deemed effective as of the time of mailing if mailed as provided in this paragraph.

30.  Severability - The unenforceability, invalidity, or illegality of any
     ------------
     provision of this lease shall not render the other provisions unenforceable, invalid, or illegal.

31.  Successors - This lease shall be binding upon and inure to the benefit of
     ----------
     the parties and their successors and assigns.

32.  Entire Agreement: Amendments - This lease contains all agreements of the
     ----------------------------
     parties with respect to any matter mentioned herein, supersedes all prior communications, negotiations, and agreements of the parties, and may not be modified or amended except by written agreement of the parties.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by its duly authorized officers as of the day and year first above written.


                                            SCOTT PETROLEUM CORPORATION, Lessor
                                            102 Main Street
                                            -----------------------------
                                            Itta Bene, Mississippi
                                            -----------------------------

                                            By: /s/ Solon Scott
__________________________                     --------------------------
Witness                                     Title: President
                                                  -----------------------

                                            GOLD KIST INC., Lessee
                                            244 Perimeter Center Parkway, N.E.
                                            Post Office Box 2210
                                            Atlanta, Georgia 30301
                                            Attention: Real Estate Department

 /s/ Barbara M. Goetz                       By: /s/ Allen C. Merritt
--------------------------                     ----------------------------
Witness                                     Title:  Vice President
                                                  -------------------------

                           CORPORATE ACKNOWLEDGEMENT


STATE OF GEORGIA    )
                    )
COUNTY OF DEKALB    )


On this 5 day of January, 1995, before me, the undersigned Notary Public, duly commissioned, qualified and acting, within and for the said County and State, appeared in the person the within named Allen C. Merritt to me personally known,
                                        ----------------
who stated that he was the Vice President of GOLD KIST INC., a corporation, and
                           --------------
was duly authorized to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that he had so signed, executed and delivered said instrument for the consideration, uses and purposes therein mentioned and set forth.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this the 5 day of January, 1995.

                              /s/ Carolyn J. Rice
                            ------------------------
                                  NOTARY PUBLIC

                     My commission expires: [date unclear]

STATE OF MISSISSIPPI
COUNTY OF LEFLORE

          THIS DAY PERSONALLY APPEARED before me, the undersigned authority in and for the above named County and State, within my jurisdiction, the within named SOLON SCOTT, who acknowledged that he is the President, of Scott Petroleum Corporation, a Mississippi corporation, and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument on the day and year and for the purposes therein stated, after first having been duly authorized by said corporation so to do.

          GIVEN under my hand and official seal on this, the 5th day of January, 1995.

                                                       /s/ Becky W. Diamond
                                                     ------------------------
                                                            NOTARY PUBLIC

My Commission Expires:  Nov. 23, 1997




                                   EXHIBIT A

                             PROPERTY DESCRIPTION

                           EXHIBIT "A" TO LEASE FROM
                    SCOTT PETROLEUM CORPORATION ("LESSOR")
                         TO GOLD KIST, INC. ("LESSEE")

LESSOR'S UNDIVIDED 1/2 INTEREST IN THE FOLLOWING PROPERTY:


          TRACT A

          DRY FERTILIZER TERMINAL (GREENVILLE)


          PARCEL 1:

          Commencing at a concrete monument marking the Southeast corner of
          Section 15, Township 18 North, Range 9 West, Washington County, Mississippi; thence, along the South line of said Section 15, South 89(degrees)16' West 2,355.69 feet; thence North 28(degrees)25' West 3,039.59 feet; thence South 61(degrees)35' West 49.55 feet; thence South 29(degrees)26'30" East 61.93 feet to the West right-of-way of a public road, said point being on a circular curve having a radius of 5,661.58 feet and having a chord bearing of South 47(degrees)52'52" West from said point to the Point of Tangency of said curve, thence along said curve to the right a distance of 390.70 feet to said Point of Tangency, thence South 49(degrees)51'06" West 673.44 feet to the Point of Beginning of the tract herein described; thence continue South 49(degrees)51'06" West 419.17 feet; thence North 73(degrees)32'05" West 569.34 feet; thence North 16(degrees)27'55" East 350.00 feet; thence South 73(degrees)32'05" East 800.00 feet to the Point of Beginning, and containing 5.501 acres, more or less, and being located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi.

          TOGETHER WITH THE FOLLOWING EASEMENTS:

          {1} An easement for the construction and maintenance of a pipeline as set forth in Easement Agreement recorded in Book 1660 at Page 263 of the Land Deed Records of Washington County, Mississippi, said Easement Agreement providing that upon completion of construction of a pipeline, said easement shall revert to a width of 10 feet, measuring 5 feet on either side of the centerline of said pipeline, said easement being more particularly described as follows, to-wit:

          [A] An easement 25 feet in width, the centerline of which is described as follows:

          Commence at a concrete monument marking the Southeast corner of
          Section 15, Township 18 North, Range 9 West, Washington County, Mississippi; thence, along the South line of said Section 15, South 89(degrees)16' West 2,355.69 feet; thence North 28(degrees)25' West 3,039.59 feet; thence South 61(degrees)35' West 49.55 feet; thence South 29(degrees)26'30" East 61.93 feet to the West right-of-way of a public road, said point being on a circular curve having a radius of 5,661.58 feet and having a chord bearing of South 47(degrees)52'52" West from said point to the Point of Tangency of said curve, thence along said curve to the right a distance of 390.70 feet to said Point of Tangency, thence South 49(degrees)51'06" West 673.44 feet; thence continue South 49(degrees)51'06" West 419.17 feet; thence North 73(degrees)32'05" West
         641.80 feet to the Point of Beginning of said easement centerline; thence South 22(degrees)14'48" West 759.4 feet to a point on the South edge of the Greenville Port Terminal docking facility, and the terminus of said easement centerline.

         [B] An easement 20 feet in width, the centerline of which is described as follows:

         Commence at a concrete monument marking the Southeast corner of Section 15, Township 18 North, Range 9 West, Washington County, Mississippi; thence, along the South line of said Section 15, South 89(degrees)16' West 2,355.69 feet; thence North 28(degrees)25' West 3,039.59 feet; thence South 61(degrees)35' West 49.55 feet; thence South 29(degrees)26'30" East 61.93 feet to the West right-of-way of a public road, said point being on a circular curve having a radius of 5,661.58 feet and having a chord bearing of South 47(degrees)52'52" West from said point to the Point of Tangency of said curve, thence along said curve to the right a distance of 390.70 feet to said Point of Tangency, thence South 49(degrees)51'06" West 673.44 feet; thence continue South 49(degrees)51'06" West 419.17 feet; thence North 73(degrees)32'05" West
         569.34 feet; thence North 16(degrees)27'55" East 10.00 feet to the Point of Beginning of said easement centerline; thence North 73(degrees)32'05" West 71.45 feet; thence South 22(degrees)14'48" West
         10.05 feet to the terminus of said easement centerline.

         {2} An easement for the construction and maintenance of underground pilings for the foundation of facilities, as said easement is set forth in instrument executed by the Board of Supervisors of Washington County, Mississippi and Greenville Port Commission as grantors and Scott Petroleum Corporation as grantee, which is recorded in Book 660 at Page 258 of the Land Deed Records of Washington County, Mississippi, said easement being over and across the following described strip of land, to-wit:

         A strip of land 15 feet wide, adjacent to and parallel with the Northernmost boundary of the tract containing 5.501 acres, more or less, located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi, described hereinabove.

         PARCEL 2:

         Commencing at the point of beginning of the property described as "Tract 1" in Warranty Deed dated May 27, 1988, executed by the Greenville Port Commission in favor of Scott Petroleum Corporation, which is recorded in Book 1647, at Page 19, of the Land Deed Records of Washington County, Mississippi, said property being hereinafter described in this Deed and the legal descriptions of property and easements contained herein, as "Tract 1"; thence North 73 degrees 32 minutes 05 seconds West 800.00 feet to the Point of Beginning of the tract herein described; thence South 16 degrees 27 minutes 55 seconds West
         350.00 feet; thence North 73 degrees 32 minutes 05 seconds West 723.91 feet to the top bank of the berm of Lake Ferguson; thence, continue North 73 degrees 32 minutes 05 seconds West to the thalweg of said Lake Ferguson; thence northeasterly along said thalweg approximately 450 feet; thence South 73 degrees 32 minutes 05 seconds East to the top bank of said berm; thence, continue South 73 degrees 32 minutes 05 seconds East 433.49 feet to the Point of Beginning, containing 4.650 acres, more or less, between the top bank of said berm and the west line of Tract 1, together with the riparian rights adjacent thereto, and being located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi;

         LESS AND EXCEPT from the two (2) parcels described above, the following tract or parcel of land conveyed to Scott Petroleum Corporation by deed of even date herewith executed by FarmKist Enterprises more particularly described as follows, to-wit:

         PARCEL (A) - AMMONIA TANK FARM SITE:

         Commencing at a concrete monument marking the Southeast Corner of
         Section 15, Township 18 North, Range 9 West, Washington County, Mississippi; thence, along the South line of said Section 15, South 89 degrees 16 minutes West 2355.69 feet; thence North 28 degrees 25 minutes West 3039.59 feet; thence South 61 degrees 35 minutes West
         49.55 feet; thence South 29 degrees 26 minutes 30 seconds East 61.93 feet to the West right-of-way of a public road, said point being on a circular curve having a radius of 5661.58 feet and having a chord bearing of South 47 degrees 52 minutes 52 seconds West from said point to the Point of Tangency of said curve; thence along said curve to the right a distance of 390.70 feet to said Point of Tangency; thence South 49 degrees 51 minutes 06 seconds West 1092.61 feet to the Southeast corner of the property described as "Tract 1" in Warranty deed dated May 27, 1988, executed by the Greenville Port Commission in favor of Scott Petroleum Corporation, which s recorded in Book 1647, at Page 19, of the Land Deed Records of Washington County, Mississippi, said property being also described as the "Dry Fertilizer Terminal (Greenville)" in that certain Deed executed by Scott Petroleum Corporation in favor of FarmKist Enterprises dated May 8, 1992, and recorded in Book 1764, at Page 89 of said Land Deed Records, said property being hereinafter described in this Deed and the legal descriptions of property and easements contained herein, as "Tract 1"; thence North 73 degrees 32 minutes 05 seconds West 23.64 feet to the Point of Beginning of the tract herein described; thence continue North 73 degrees 32 minutes 05 seconds West 169.11 feet; thence North 16 degrees 36 minutes 32 seconds East 146.98 feet; thence South 73 degrees 09 minutes 40 seconds East 168.58 feet; thence south 16 degrees 24 minutes 05 seconds West 145.88 feet to the Point of Beginning, containing 0.57 acres, more or less, and being located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi.

The property conveyed herein is SUBJECT TO easements granted to Scott Petroleum Corporation by deed of even date herewith executed by FarmKist Enterprises, said easements being particularly described in said deed as follows:

(A) A perpetual right-of-way and easement twenty (20) feet in width to install, lay, maintain, operate, repair, replace, alter, renew and remove underground pipelines and electrical lines, cables, wires and connections, and all necessary fixtures, equipment and appurtenances thereto, over, through and across the following described parcel of property, to-wit:

         Commencing at the Southeast Corner of "Tract l", previously described; thence North 73 degrees 32 minutes 05 seconds West 192.75 feet; thence North 16 degrees 27 minutes 55 seconds East 10.0 feet to the Point of Beginning of the centerline of a 20.0 foot wide easement; thence North 73 degrees 32 minutes 05 seconds West 458.02 feet; thence South 22 degrees 14 minutes 48 seconds West 10.05 feet to the terminus of the present easement described.

(B) The right and easement to install, lay, maintain, operate, repair, replace, alter, renew and remove underground pipelines on an existing easement owned by Grantor, which existing easement is described as follows:

         An easement for the construction and maintenance of a pipeline as set forth in Easement Agreement recorded in Book 1660 at Page 263 of the Land Deed Records of Washington County, Mississippi, said Easement Agreement providing that upon completion of construction of a pipeline, said easement shall revert to a width of 10 feet, measuring 5 feet on either side of the centerline of said pipeline, said easement being more particularly described as follows, to-wit:

         An easement 25 feet in width, the centerline of which is described as follows:

         Commence at a concrete monument marking the Southeast corner of Section 15, Township 18 North, Range 9 West, Washington County, Mississippi; thence, along the South line of said Section 15, South 89(degrees)16' West 2,355.69 feet; thence North 28(degrees)25' West 3,039.59 feet; thence South 61(degrees)35' West 49.55 feet; thence South 29(degrees)26'30" East 61.93 feet to the West right-of-way of a public road, said point being on a circular curve having a radius of 5,661.58 feet and having a chord bearing of South 47(degrees)52'52" West from said point to the Point of Tangency of said curve, thence along said curve to the right a distance of 390.70 feet to said Point of Tangency, thence South 49(degrees)51'06" West 673.44 feet; thence continue South 49(degrees)5l'06" West 419.17 feet; thence North 73(degrees)32'05" West
         641.80 feet to the Point of Beginning of said easement centerline; thence South 22(degrees)14'48" West 759.4 feet to a point on the South edge of the Greenville Port Terminal docking facility, and the terminus of said easement centerline.

         Provided, however, that the use of said easement shall be subject to the terms and conditions set forth in the Easement Agreement recorded in Book 1660, at Page

         263 referred to above, and the installation and maintenance of any pipelines installed by Grantee shall be performed in such a manner that the same shall not interfere with any existing pipelines or facilities owned by Grantor.

(C) A non-exclusive easement for the use of all existing storm sewers and drainage easements now serving the property as described above as Tract 1, provided, however, that Grantee shall be responsible for paying any special charges, fees or assessments which might be imposed by any proper governing body or agency because of Grantee's use of such storm sewers and drainage easements.

(D) A perpetual right-of-way and non-exclusive easement of ingress and egress on, over and across the driveways and parking areas, as now located or as the same may be hereafter located, on land owned by Grantor adjacent to the above described property, for the purpose of providing the Grantee herein, its successors and assigns, ingress and egress from a public road to the above described property, and from said property to the public road, so that trucks and vehicles of Grantee, its customers, suppliers, employees and affiliates may have ingress and egress to and from the above described property, except that this easement shall not be used by retail customers of Grantee, said ingress and egress easement being located on Grantor's property which is more particularly described as follows, to-wit:

         PARCEL 1:

         Commencing at a concrete monument marking the Southeast corner of
         Section 15, Township 18 North, Range 9 West, Washington County, Mississippi; thence, along the South line of said Section 15, South 89(degrees)16' West 2,355.69 feet; thence North 28(degrees)25' West 3,039.59 feet; thence South 6l(degrees)35' West 49.55 feet; thence South 29(degrees)26'30" East 61.93 feet to the West right-of-way of a public road, said point being on a circular curve having a radius of 5,661.58 feet and having a chord bearing of South 47(degrees)52'52" West from said point to the Point of Tangency of said curve, thence along said curve to the right a distance of 390.70 feet to said Point of Tangency, thence South 49(degrees)5l'06" West 673.44 feet to the Point of Beginning of the tract herein described; thence continue South 49(degrees)5l'06" West 419.17 feet; thence North 73(degrees)32'05" West
         569.34 feet; thence North 16(degrees)27'55" East 350.00 feet; thence South 73(degrees)32'05" East 800.00 feet to the Point of Beginning, and containing 5.501 acres, more or less, and being located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi.

         PARCEL 2:

         Commencing at the point of beginning Tract 1, previously described; thence North 73 degrees 32 minutes 05 seconds West 800.00 feet to the Point of Beginning of the tract herein described; thence South 16 degrees 27 minutes 55 seconds West 350.00 feet; thence North 73 degrees 32 minutes 05 seconds West 723.91 feet to the top bank of the berm of Lake Ferguson; thence, continue North 73 degrees 32 minutes 05 seconds West to the thalweg of said Lake Ferguson; thence northeasterly along said thalweg approximately 450 feet; thence South 73 degrees 32 minutes 05 seconds East to the top bank of said berm; thence, continue South 73 degrees 32 minutes 05 seconds East 433.49 feet to the Point of Beginning, containing 4.650 acres, more or less, between the top bank of said berm and the west line of Tract 1, together with the riparian rights adjacent thereto, and being located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi

         Provided, however, that said easement of ingress and egress shall be used in common with Grantor, and Grantor and Grantee acknowledge and agree that neither shall unreasonably block the easement areas with trucks or other vehicles, or restrict the flow of traffic over and across any part of the common use easements in such a manner that will unreasonably interfere with the use and enjoyment thereof by either party. Grantor shall have the right to relocate the driveways and parking areas as it may deem necessary, provided however, that such relocation shall not unreasonably interfere with the right of ingress and egress herein granted to Grantee.

All of said property and easements described above being located in Section 13, Township 18 North, Range 9 West, Washington County, Mississippi.

         TRACT B - LIQUID FERTILIZER TERMINAL (GREENVILLE)

         Commencing at the Northwest Corner of the Cemetery Block of Third Addition to the City of Greenville, Washington County, Mississippi at the Southeast corner of the intersection of Poplar and Union rights-of-way according to a plat on file in Book K-2 at Page 1 of the Records of said County and State; thence North 34(degrees)30' East, along the East right-of-way of Poplar Street, 416.1 feet; thence North 55(degrees)30' West 66.5 feet to a concrete monument; thence North 34(degrees)30' East
         80.0 feet to the Point of Beginning of the tract herein described; thence North 55(degrees)30' West 220.0 feet; thence South 34(degrees)30' West 80.0 feet to the North right-of-way of Hunt Street; thence, along said right-of-way, North 55(degrees)30' West 130.0 feet; thence North 34(degrees)30' East 600.0 feet to the South right-of-way of Belle Aire Street; thence, along said right-of-way, South 55(degrees)30' East 130.0 feet; thence South 34(degrees)30' West 183.0 feet; thence South 55(degrees)30' East 220.0 feet to the West right-of-way of Poplar Street; thence, along said right-of-way, South 34(degrees)30' West 337.0 feet to the Point of Beginning, containing
         3.492 acres, more or less, and also being all of Lots 12,

         15, 18 and 21, the East Half of Lots 16 and 17, the North 120 feet of Lots 13 and 14, the South 17 feet of Lots 19 and 20, all in Block 12 of the Belle Aire Addition and Lewys Lane from Belle Aire to Hunt Street, as recorded on a map in Book 13 at Page 10 of the Records of said County and State.

         TRACT C - LIQUID FERTILIZER TERMINAL (BELZONI)

         [A] A 0.17 acre parcel of land located in the Northeast Quarter of
         Section 10, Township 15 North, Range 3 West, Humphreys County, Mississippi, more particularly described as follows, to-wit:

         Beginning at an iron pipe at the Northeast corner of Lot 6 of Fleming Subdivision as shown in Plat Book 2, at Page 39 of the Land Records of Humphreys County, Mississippi; run thence South 58(degrees)30' East
         55.6 feet along the Easterly projected North line of said Lot 6 to an iron post on the top edge of the Yazoo River bank; thence continue South 58(degrees)30' East or 25 feet to the low-water line of said river; thence Southerly along said low-water line of river to the intersection of the Easterly projection of the South line of said Lot 6; thence North 58(degrees)30' West or 25 feet along said line to an iron post on the top edge of the river bank; thence continue North 58(degrees)30' West 42.1 feet to an iron pipe at the Southeast corner of said Lot 6; thence North 20(degrees)38' East 127.28 feet along the East line of Lot 6 to the Point of Beginning, containing 0.17 acre, more or less.

         [B] A parcel of land containing 0.167 acres located in Sections 3 and 10, Township 15 North, Range 3 West, Humphreys County, Mississippi, and being part of the former Illinois Central Gulf Railroad right-of-way, more particularly described as follows, to-wit:

         Beginning at an iron pipe at the Northwest corner of Lot 6 of Fleming Subdivision as shown in Plat Book 2, at Page 39 of the Land Records of Humphreys County, Mississippi; run thence South 31(degrees)30' West
         72.95 feet along the West line of said Lot 6 to an iron pipe; thence North 58(degrees)30' West 100.0 feet to an iron pin on the East right of way line of Old U. S. Highway #49 West; thence North 31(degrees)30' East 72.95 feet along said East right of way line of Highway #49 to an iron pipe; thence South 58(degrees)30' East 100.0 feet to the Point of Beginning.

         Being a part of former Illinois Central Gulf Railroad property which was conveyed to Mrs. Eloise Ware Mills, et al, by deed recorded in Book 111, Page 320 of the Land Deed Records of Humphreys County, Mississippi.

         [C] Lot Six (6) of Fleming Subdivision in Humphreys County, Mississippi, as per map or plat thereof on file in the office of the Chancery Clerk of said County and State, in Plat Book 2, Page 39; and being the same property conveyed to the Board of Supervisors of Humphreys County, Mississippi, by deed dated January 9, 1981, and recorded in Book 103, Page 319, and being also the same property conveyed by the Board of Supervisors of Humphreys County, Mississippi, to the undersigned grantors by deed dated July 9, 1986, and recorded in Book 118, Page 67 of the Land Deed Records of Humphreys County, Mississippi.

         TRACT D - LIQUID FERTILIZER TERMINAL (YAZOO COUNTY)

         Beginning at an iron pin at the intersection of the North right-of-way line of Mississippi Highway No. 49W and the East right-of-way line of the U. S. Corps of Engineers East Levee of Yazoo River, said point being 2900 feet South and 540 feet West of the Northeast corner of
         Section 30, Township 12 North, Range 2 West; run thence North 21(degrees)18'48" East 364.87 feet along said right-of-way line of levee to an iron pin; thence South 68(degrees)41'12" East 60.0 feet along said right-of-way line of levee to an iron pin; thence South 49(degrees)00' East 61.4 feet along the South right-of-way line of a public gravel road to an iron pin; thence South 2l(degrees)l8'48" West
         367.46 feet to an iron pin on the North right-of-way line of U. S. Highway No. 49; thence North 57(degrees)30' West 120.0 feet along said right-of-way line to the Point of Beginning, containing 1.0 acre in the East Half of East Half of Section 30, Township 12 North, Range 2 West, Yazoo County, Mississippi.

         Together with an easement for the purpose of the construction, maintenance, repair and replacement of a pipeline on, over and across the following described property, to-wit:

         A strip of land 10 feet in width lying adjacent to and North of a line described as follows: Commencing at an iron pin at the intersection of the North right-of-way line of Mississippi Highway No. 49W and the East right-of-way line of the U. S. Corps of Engineers, East levee of Yazoo River, said point being 2900 feet South and 540 feet West of the Northeast corner of Section 30, Township 12 North, Range 2 West; run thence South 57(degrees)30' East 120.0 feet along the North right-of-way line of U. S. Highway No. 49W to an iron pin at the Southeast corner of a 1.0 acre lot and the Point of Beginning for the line herein described; run thence South 57(degrees)30' East 832.0 feet along said right-of-way line to the end of Wise Brothers property and the end of line and easement herein described, being located in Sections 29 and 30, Township 12 North, Range 2 West, Yazoo County, Mississippi.

         TRACT E - FERTILIZER BRANCH (INDIANOLA)

         Commence at the point where the West line of Section 28, Township 19 North, Range 4 West, Sunflower County, Mississippi, intersects the centerline of an East-West county road that runs along the One-Quarter Section Line; thence run East along the centerline and centerline extended of said county road 1,036.5 feet to the East right-of-way of
         U. S. Highway 49; thence South 47(degrees)07' West following said East right-of-way 433.60 feet to the Point of Beginning of the herein described parcel of land; thence continue South 47(degrees)07' West along said right-of-way 261.0 feet; thence South 42(degrees)53' East 500.0 feet; thence North 47(degrees)07' East 285.16 feet to the centerline of a ditch; thence North 45(degrees)39' West following said ditch 500.58 feet to the Point of Beginning, containing 3.16 acres, more or less, and being situate in the Northwest Quarter of Southwest Quarter of Section 28, Township 19 North, Range 4 West, Sunflower County, Mississippi, subject to any existing easements thereon.

         SUBJECT to that certain easement for drainage and road right-of-way more particularly described in Warranty Deed dated October 2, 1980, and recorded in Book J-23, Page 561.

         TRACT F - VACANT LOT (WINONA)

         A part of Residence Lot No. 90, East of the Illinois Central Railroad, according to the map of the Town of Winona, Mississippi, made by J. W. Mercer in 1894, as the same is recorded in the office of the Chancery Clerk of Montgomery County, Mississippi, at Winona, Mississippi, and particularly described as beginning at a point in the East boundary line of Cameron Street 200 feet South of the intersection of the East line of Cameron Street with the South boundary line of Kent Alley; thence North 83(degrees)10' East 100 feet; thence North 200 feet; thence Easterly along the South boundary line of Kent Alley 37 feet to the West boundary line of the right-of-way line of the C & G Railroad; thence Southeasterly along said railway right-of-way a distance of 397 feet; thence West 400 feet to the East boundary line of Cameron Street; thence North along the East boundary line of Cameron Street a distance of 81 feet to the Point of Beginning; subject to existing easement in favor of C & G Railway for spur track.

         TRACT G - BUNGE PARCEL (TCHULA):

         A 0.74 acre tract of land located in the West One-half of the Southwest Quarter (W1/2SW1/4) of Section 8, Township 15 North, Range l East, Holmes County, Mississippi, and being more particularly described as follows:

         From the Southwest corner of Section 8, Township 15 North, Range l East, Holmes County, Mississippi, proceed North along the west line of said Section 8 for a distance of 1,000.60 feet to a point lying on the centerline of the northerly rail of the northerly spur track of the Illinois Central Gulf Railroad, as it exists of this date; Thence proceed N 42(degrees) 57' 00" E along said northerly rail of the northerly spur track for a distance of 200.20 feet to a point; Thence proceed N 47(degrees) 03' 00" W for a distance of 10.00 feet to the Point of Beginning of this description; From said Point of Beginning proceed N 46(degrees) 54' 46" W along the southwest property line of the Bunge Corporation property as described in Deed Book 155, at Page 649, for a distance of l50.00 feet to an iron pipe; Thence proceed N 42(degrees) 57' 00" E for a distance of 216.00 feet to an iron pipe; Thence proceed S 46(degrees) 54' 46" E for a distance of 150.00 feet to a point on the northern boundary line of the Illinois Central Gulf Railroad and the southeastern boundary of the Bunge Corporation property; Thence proceed S 42(degree) 57' 00" W along said northern boundary line of the Illinois Central Gulf Railroad and the southeastern boundary of the Bunge Corporation property for a distance of 216.00 feet to the Point of Beginning.

         Together with a non-exclusive easement of ingress and egress running from the parcel of property described above northwardly to the Southern boundary of U.S. Hwy. 49E, said easement being 30' in width and being located in the East One-half of the Southeast Quarter (E1/2 SE1/4) of
         Section 7, Township 15 North, Range 1 East, and the West One-Half of the Southwest Quarter (W1/2 SW1/4) of Section 8, Township 15 North, Range 1, East, Holmes County, Mississippi, and being more particularly described as follows:

         Begin at the Southwest Corner of the above described property and proceed N 46(degrees) 54' 46" W along the southwest property line of the Bunge Corporation for a distance of 192.48 feet to a point; Thence proceed N 27(degrees) 21' 06" W for a distance of 524.21 feet to a point on the south right-of-way line of U.S. Highway 49E; Thence proceed N 49(degrees) 57' 25" E along said south right-of-way line of U.S. Highway 49E for a distance of 30.75 feet to a point; Thence proceed S 27(degrees) 21' 06" E for a distance of 525.80 feet to a point; Thence proceed S 46(degrees) 54' 46" E for a distance of 187.24 feet to a point on the northwest line of the above described property; Thence proceed S 42(degrees) 57' 00" W along said northwest line of the above described property for a distance of 30.00 feet to the Point of Beginning.

         Attached hereto as Exhibit "A" is a copy of Surveyor's Plat prepared by Donald M. Byrd, PE, dated May 5, 1994, which depicts the property and easement hereby conveyed.

         TRACT H - INDUSTRIAL PARK LOT (GREENWOOD)

         Lot 1 in Block 3 of the Greenwood-Leflore Industrial Park as same appears on plat thereof recorded in Map Book 6 at page 6 and 7 of the Records of Maps of Leflore County, Mississippi.

         LESS AND EXCEPT THE FOLLOWING PARCEL:

         That certain tract or parcel of land in Lot 1 of Block 3 of the Greenwood Leflore Industrial Park as same appears on plat thereof recorded in Map Book 6 at Page 6 and 7 of the Records of Maps of Leflore County, Mississippi, more particularly described by metes and bounds as follows, to-wit:

         Beginning at an iron pin on the Northwest corner of Lot 1 in Block 3 of the Greenwood-Leflore Industrial Park and the right-of-way line of Eastman Street; thence run South 30 degrees 15 minutes 50 seconds East for 50.07 feet to a point, thence run along a curve with a 100 feet radius for 104.13 feet to a point on the right-of-way line of Sycamore Street, thence run Easterly along the right-of-way line of Sycamore Street for 114.68 feet to a point, thence run Northwesterly along a curve with a 300 foot radius for 247.26 feet to a point on the North boundary line of Lot 1, thence run South 59 degrees 44 minutes 10 seconds West along the boundary of Lot 1 for 7.04 feet to the Point of Beginning, containing 0.09 acres, more or less.

         TRACT K - TANK SITE (VAIDEN)

         Part of the SE1/4 of Section 23, T 17 N, R 5 E, Second Judicial District, Carroll County, Mississippi described as follows: Beginning at the NE corner of the SE1/4 of said Section 23 and measure thence West 1408.0 feet to a stake on the East right-of-way of State Highway #51; thence measure along said East right-of-way S 20(degrees)00' E
         602.0 feet and N 20(degrees)00' W 92.10 feet; thence measure N 66(degrees)30' E 64.30 feet to the Point of Beginning of the parcel of land herein described and from this POINT OF BEGINNING run thence N 66(degrees)30' E 152.55 feet; thence N 19(degrees)30' W 107.70 feet; thence S 71(degrees)00' W 42.0 feet; thence S l8(degrees)10' E 35.75 feet; thence S 46(degrees)22' W 123.65 feet; thence S 25(degrees)40' E
         32.60 feet to the Point of Beginning and containing 0.25 acres, more or less.

         Together with the following described Easements for ingress and egress:

         A non-exclusive easement of ingress and egress on, over, across and through land owned by Grantor, adjacent to the above described property, for the purpose of providing the Grantee herein, its successors and assigns, ingress and egress from a public road to the above described property, and from said property to the public road, so that trucks and vehicles of Grantee, its customers, suppliers, employees and affiliates may have ingress and egress to and from the above-described property, said easements being located on the Grantor's property which is more particularly described as follows, to- wit:

         Beginning at a point at the SW corner of the above described property and from this POINT OF BEGINNING run thence N 66(degrees)30' E 60.0 feet; thence S 20(degrees)00' E 40.0 feet; thence S 66(degrees)30' W
         124.30 feet to a point on the Eastern right-of-way of State Highway #51; thence N 20(degrees)00' W along said Eastern right of way 40.00 feet; thence N 66(degrees)30'E 64.30 feet to the Point of Beginning.

         AND ALSO: Beginning at a point at the SW corner of the above described property and from this POINT OF BEGINNING run thence N 25(degrees)40' W
         32.60 feet; thence N 20(degrees)00' W 87.30 feet; thence N 71(degrees)00' E 23.18 feet; thence S 20(degrees) 00' E 76.75 feet; thence N 46(degrees)22' E 48.58 feet; thence N 20(degrees) 00' W 58.58 feet; thence N 71(degrees)00' E 93.33 feet; thence N 19(degrees)30' W
         20.0 feet; thence S 71(degrees)00' W 217.59 feet to a point on the Eastern right-of-way of State Highway #51; thence S 20(degrees)00' E
         40.0 feet; thence N 71(degrees)00' E 24.26 feet; thence S 20(degrees)00' E 122.82 feet; thence N 66(degrees)30' E 40.0 feet to the Point of Beginning.

                                   EXHIBIT B
                                   ---------

     [Schedule of Farmkist Fixed Assets @ 12/31/94: omitted]

                                    EXHIBIT C
                                    ---------

                                                 Buyout                 Residual
  Date                Payment                    Value                 Reduction             Payment#
---------            ---------                ------------             ---------             --------
                                              2,596,289.25
01/05/95             30,081.00                2,583,516.85             12,772.40                  1
02/05/95             30,081.00                2,570,659.30             12,857.55                  2
03/05/95             30,081.00                2,557,716.03             12,943.27                  3
04/05/95             30,081.00                2,544,686.47             13,029.56                  4
05/05/95             30,081.00                2,531,570.05             13,116.42                  5
06/05/95             30,081.00                2,518,366.19             13,203.86                  6
                   -----------                                        ----------
                    180,485.98                                         77,923.06

07/05/95             30,081.00                2,505,074.30             13,291.89                  7
08/05/95             30,081.00                2,491,693.80             13,380.50                  8
09/05/95             30,081.00                2,478,224.09             13,469.71                  9
10/05/95             30,081.00                2,464,664.59             13,559.50                 10
11/05/95             30,081.00                2,451,014.69             13,649.90                 11
12/05/95             30,081.00                2,437,273.79             13,740.90                 12
01/05/96             30,081.00.               2,423,441.28             13,832.51                 13
02/05/96             30,081.00                2,409,516.56             13,924.72                 14
03/05/96             30,081.00                2,395,499.01             14,017.55                 15
04/05/96             30,081.00                2,381,388.00             14,111.00                 16
05/05/96             30,081.00                2,367,182.93             14,205.08                 17
06/05/96             30,081.00                2,352,883.15             14,299.78                 18
                    ----------                                        ----------
                    360,971.97                                        165,483.04

07/05/96             30,081.00                2,338,488.04             14,395.11                 19
08/05/96             30,081.00                2,323,996.96             14,491.08                 20
09/05/96             30,081.00                2,309,409.28             14,587.68                 21
10/05/96             30,081.00                2,294,724.34             14,684.94                 22
11/05/96             30,081.00                2,279,941.51             14,782.83                 23
12/05/96             30,081.00                2,265,060.12             14,881.39                 24
01/05/97             30,081.00                2,250,079.53             14,980.60                 25
02/05/97             30,081.00                2,234,999.06             15,080.47                 26
03/05/97             30,081.00                2,219,818.06             15,181.00                 27
04/05/97             30,081.00                2,204,535.85             15,282.21                 28
05/05/97             30,081.00                2,189,151.75             15,384.09                 29
06/05/97             30,081.00                2,173,665.10             15,486.65                 30
                    ----------                                        ----------
                    360,971.97                                        179,218.05

07/05/97             30,081.00              2,158,075.21               15,589.90                 31
08/05/97             30,081.00              2,142,381.38               15,693.83                 32
09/05/97             30,081.00              2,126,582.92               15,798.45                 33
10/05/97             30,081.00              2,110,679.14               15,903.78                 34
11/05/97             30,081.00              2,094,669.34               16,009.80                 35
12/05/97             30,081.00              2,078,552.81               16,116.53                 36
01/05/98             30,081.00              2,062,328.83               16,223.98                 37
02/05/98             30,081.00              2,045,996.69               16,332.14                 38
03/05/98             30,081.00              2,029,555.67               16,441.02                 39
04/05/98             30,081.00              2,013,005.05               16,550.63                 40
05/05/98             30,081.00              1,996,344.08               16,660.96                 41
06/05/98             30,081.00              1,979,572.05               16,772.04                 42
                    ----------                                        ----------
                    360,971.97                                        194,093.06

07/05/98             30,081.00              1,962,688.19               16,883.85                 43
08/05/98             30,081.00              1,945,691.79               16,996.41                 44
09/05/98             30,081.00              1,928,582.07               17,109.72                 45
10/05/98             30,081.00              1,911,358.28               17,223.78                 46
11/05/98             30,081.00              1,894,019.68               17,338.61                 47
12/05/98             30,081.00              1,876,565.48               17,454.20                 48
01/05/99             30,081.00              1,858,994.92               17,570.56                 49
02/05/99             30,081.00              1,841,307.22               17,687.70                 50
03/05/99             30,081.00              1,823,501.60               17,805.62                 51
04/05/99             30,081.00              1,805,577.28               17,924.32                 52
05/05/99             30,081.00              1,787,533.47               18,043.82                 53
06/05/99             30,081.00              1,769,369.36               18,164.11                 54
                    ----------                                        ----------
                    360,971.97                                        210,202.69

07/05/99             30,081.00              1,751,084.16               18,285.20                 55
08/05/99             30,081.00              1,732,677.06               18,407.10                 56
09/05/99             30,081.00              1,714,147.24               18,529.82                 57
10/05/99             30,081.00              1,695,493.89               18,653.35                 58
11/05/99             30,081.00              1,676,716.19               18,777.70                 59
12/05/99             30,081.00              1,657,813.30               18,902.89                 60
01/05/00             30,081.00              1,638,784.39               19,028.91                 61
02/05/00             30,081.00              1,619,628.62               19,155.77                 62
03/05/00             30,081.00              1,600,345.15               19,283.47                 63
04/05/00             30,081.00              1,580,933.12               19,412.03                 64
05/05/00             30,081.00              1,561,391.67               19,541.44                 65
06/05/00             30,081.00              1,541,719.96               19,671.72                 66
                    ----------                                        ----------
                    360,971.97                                        227,649.40

07/05/00             30,081.00              1,521,917.09               19,802.86                 67
08/05/00             30,081.00              1,501,982.21               19,934.88                 68
09/05/00             30,081.00              1,481,914.43               20,067.78                 69
10/05/00             30,081.00              1,461,712.86               20,201.57                 70
11/05/00             30,081.00              1,441,376.61               20,336.24                 71
12/05/00             30,081.00              1,420,904.79               20,471.82                 72
01/05/01             30,081.00              1,400,296.50               20,608.30                 73
02/05/01             30,081.00              1,379,550.81               20,745.69                 74
03/05/01             30,081.00              1,358,666.82               20,883.99                 75
04/05/01             30,081.00              1,337,643.60               21,023.22                 76
05/05/01             30,081.00              1,316,480.23               21,163.37                 77
06/05/01             30,081.00              1,295,175.76               21,304.46                 78
                    ----------                                        ----------
                    360,971.97                                        246,544.19

07/05/01             30,081.00              1,273,729.27               21,446.49                 79
08/05/01             30,081.00              1,252,139.80               21,589.47                 80
09/05/01             30,081.00              1,230,406.40               21,733.40                 81
10/05/01             30,081.00              1,208,528.12               21,878.29                 82
11/05/01             30,081.00              1,186,503.97               22,024.14                 83
12/05/01             30,081.00              1,164,333.00               22,170.97                 84
01/05/02             30,081.00              1,142,014.23               22,318.78                 85
02/05/02             30,081.00              1,119,546.66               22,467.57                 86
03/05/02             30,081.00              1,096,929.30               22,617.35                 87
04/05/02             30,081.00              1,074,161.17               22,768.14                 88
05/05/02             30,081.00              1,051,241.25               22,919.92                 89
06/05/02             30,081.00              1,028,168.52               23,072.72                 90
                    ----------                                        ----------
                    360,971.97                                        267,007.24

07/05/02             30,081.00              1,004,941.98               23,226.54                 91
08/05/02             30,081.00                981,560.60               23,381.38                 92
09/05/02             30,081.00                958,023.34               23,537.26                 93
10/05/02             30,081.00                934,329.17               23,694.17                 94
11/05/02             30,081.00                910,477.03               23,852.14                 95
12/05/02             30,081.00                886,465.88               24,011.15                 96
01/05/03             30,081.00                862,294.65               24,171.22                 97
02/05/03             30,081.00                837,962.29               24,332.37                 98
03/05/03             30,081.00                813,467.71               24,494.58                 99
04/05/03             30,081.00                788,809.83               24,657.88                100
05/05/03             30,081.00                763,987.56               24,822.26                101
06/05/03             30,081.00                738,999.82               24,987.75                102
                    ----------                                        ----------
                    360,971.97                                        289,168.71

07/05/03             30,081.00                713,845.48               25,154.33                103
08/05/03             30,081.00                688,523.46               25,322.03                104
09/05/03             30,081.00                663,032.62               25,490.84                105
10/05/03             30,081.00                637,371.84               25,660.78                106
11/05/03             30,081.00                611,539.98               25,831.85                107
12/05/03             30,081.00                585,535.92               26,004.06                108
01/05/04             30,081.00                559,358.50               26,177.42                109
02/05/04             30,081.00                533,006.56               26,351.94                110
03/05/04             30,081.00                506,478.94               26,527.62                111
04/05/04             30,081.00                479,774.47               26,704.47                112
05/05/04             30,081.00                452,891.96               26,882.50                113
06/05/04             30,081.00                425,830.25               27,061.72                114
                    ----------                                        ----------
                    360,971.97                                        313,169.57

07/05/04             30,081.00                398,588.12               27,242.13                115
08/05/04             30,081.00                371,164.38               27,423.74                116
09/05/04             30,081.00                343,557.81               27,606.57                117
10/05/04             30,081.00                315,767.20               27,790.61                118
11/05/04             30,081.00                287,791.31               27,975.88                119
12/05/04            289,709.92                      0.00              287,791.31                120
                    ----------                                        ----------
                    440,114.91                                        425,830.25